UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2009

BLOUNT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11549	63 0780521
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

4909 SE International Way, Portland, Oregon	97222-4679
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (503) 653-8881

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS FOR CERTAIN OFFICERS

On December 17, 2009, at a special meeting of the Board of Directors (the “Board”) of Blount International, Inc. (“Blount” or the “Corporation”), the following actions were taken:  (1.) the Board accepted the retirement of Director and Lead Director Eliot M. Fried, effective on December 31, 2009; (2.) to fill the Director vacancy created by Mr. Fried’s retirement, the Board elected Robert E. Beasley, Jr. as a Director to serve for a term from January 1, 2010 until the next Annual Meeting of Stockholders of the Corporation or until his successor is duly elected and qualified or until his earlier resignation or removal; (3.) the Board approved an amendment to Mr. James S. Osterman’s Employment Agreement and Consulting Agreement to provide for Mr. Osterman’s retirement as Chief Executive Officer on December 18, 2009, rather than on January 3, 2010, as previously agreed; (4.) the Board approved an amendment to Mr. Joshua L. Collins’ Employment Agreement to provide for Mr. Collins to become Chief Executive Officer, in addition to President, upon the close of business on December 18, 2009, rather than on January 4, 2010,  as previously agreed; and (4.) the Board approved a plan to provide Mr. Osterman with an additional tax gross-up, totaling approximately $50,000, to compensate him for his earlier receipt of certain payments due upon his retirement.

Mr. Osterman continues as non-executive Chairman of the Board until the next Annual Meeting of Stockholders, currently scheduled for May 27, 2010.

Mr. Fried has served on the Board for ten years and as Lead Director for almost five years, as Chairman of the Compensation Committee for two years and, previously, as Chairman of the Board for four years.

Mr. Beasley is the former Chief Executive Officer and current Director of The Hunter Fan Company, an industry-leading manufacturer of ceiling fans and home environment products. It is anticipated that Mr. Beasley’s committee assignments on the Board will be determined at the next regularly scheduled meeting of the Nominating & Corporate Governance Committee, currently scheduled for January 20, 2010.

Mr. Collins has been a Director of the Corporation since 2005 and, as previously reported in the Corporation’s Form 8-K filed on October 1, 2009, was named President, Chief Operating Officer and CEO- Designate by the Board at a meeting on August 25, 2009, effective on October 19, 2009, the date on which Mr. Collins reported to work. Upon becoming an Executive Officer, Mr. Collins, who remains a Director, resigned his position on the Board’s Nominating & Corporate Governance Committee pursuant to the rules and regulations of the New York Stock Exchange.

The Corporation is furnishing herewith a press release dated December 22, 2009 announcing the above actions. This press release is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

99.1 Press release dated December 22, 2009 issued by Blount International, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLOUNT INTERNATIONAL, INC.
Registrant

/s/ Richard H. Irving, III
Richard H. Irving, III
Senior Vice President

Dated: December 23, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated December 22, 2009 issued by Blount International, Inc.